(Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14 (a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant   [X]   Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement      [  ] Confidential, For Use of the
                                              only (as permitted by Rule 14
[X]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                            BOK FINANCIAL CORPORATION
          -----------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                       N/A (Name of Person(s) Filing Proxy
                    Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6 (i) (4) and 0-12.

(1)      Title of each class of securities to which transaction applies:

(2)      Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value or transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined);

(4)      Proposed maximum aggregate value of transaction:

(5)      Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                                     March 17, 2004


To Each Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of BOK Financial Corporation to be held this year in the Tulsa Room on the ninth floor of the Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma on Tuesday, April 27, 2004, at 11:00 a.m. local time. Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement. Also enclosed is our Annual Report to Shareholders, covering the fiscal year ended December 31, 2003.

         We hope that you will be able to attend this meeting, but all shareholders, whether or not they expect to attend the meeting, are requested to complete, date and sign the enclosed proxy and return it in the enclosed envelope as promptly as possible.

         We look forward to seeing you at the meeting.


                                       Sincerely,


                                       /s/ George B. Kaiser
                                       George B. Kaiser, Chairman of the
                                       Board of Directors

                                       /s/ Stanley A. Lybarger
                                       Stanley A. Lybarger, President and
                                       Chief Executive Officer


         IF YOU PLAN TO ATTEND THE 2004 ANNUAL MEETING OF SHAREHOLDERS OF BOK FINANCIAL CORPORATION, PLEASE TAKE NOTE OF THE FOLLOWING: Due to security measures in place at the Bank of Oklahoma Tower, it will be necessary for you to check in at the Williams security desk on the plaza level of the Tower. You will be required to surrender your driver's license in exchange for a visitor pass. Your driver's license will be returned to you when you depart the building and return the visitor pass.

                            BOK FINANCIAL CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To be held on April 27, 2004


Each Shareholder:

         Notice is hereby given that the Annual Meeting of Shareholders of BOK Financial Corporation (the "Company" or "BOK Financial"), an Oklahoma corporation, will be held in the Tulsa Room on the ninth floor of the Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma on April 27, 2004, at 11:00 a.m. local time, for the following purposes:

         1. To fix the number of directors to be elected at nineteen (19) and to elect nineteen (19) persons as directors for a term of one year or until their successors have been elected and qualified; and,

         2. To transact such other business as may properly be brought before the Annual Meeting or any adjournment or adjournments thereof.

         The meeting may be adjourned from time to time and, at any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to shareholders unless required by the Bylaws.

         The Board recommends that shareholders vote FOR the director nominees named in the accompanying proxy statement.

         Only shareholders of record at the close of business on March 1, 2004, shall be entitled to receive notice of, and to vote at, the annual meeting. A complete list of shareholders entitled to vote will be available for inspection at our offices, Bank of Oklahoma Tower, One Williams Center, Tulsa 74172.


                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            /s/ Frederic Dorwart
                                            Frederic Dorwart, Secretary


March 17, 2004
Tulsa, Oklahoma

                            BOK FINANCIAL CORPORATION
                             Bank of Oklahoma Tower
                              Tulsa, Oklahoma 74172

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                            To be held April 27, 2004


GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of BOK Financial Corporation for use at our annual meeting of shareholders. The annual meeting will be held on Tuesday, April 27, 2004, at 11:00 a.m. local time in the Tulsa Room on the ninth floor of the Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma.

         These proxy materials will be mailed on or about March 17, 2004 to holders of record of common stock as of the close of business on March 1, 2004.

VOTING BY PROXY

         You may vote at the annual meeting by completing, signing and returning the enclosed proxy card. If not revoked, your proxy will be voted at the annual meeting in accordance with your instructions marked on the proxy card. If you fail to mark your proxy with instructions, your proxy will be voted as follows:

          o FOR the election of the nineteen (19) nominees for director listed in this Proxy Statement.

         As to any other matter that may be properly brought before the annual meeting, your proxy will be voted as the Board of Directors may recommend. If the Board of Directors makes no recommendation, your proxy will be voted as the proxy holder named in your proxy card deem advisable. The Board of Directors does not know of any other matter that is expected to be presented for consideration at the annual meeting.

         Any shareholder executing a proxy retains the right to revoke it any time prior to exercise at the annual meeting. A proxy may be revoked by delivery of written notice of revocation to the Secretary of BOK Financial, by execution and delivery of a later proxy or by voting the shares in person at the annual meeting. If not revoked, all shares represented by properly executed proxies will be voted as specified therein.

VOTING AND QUORUM REQUIREMENTS AT THE MEETING

         Only holders of shares of common stock at the close of business on March 1, 2004, (the "record date") are entitled to notice of and to vote at the annual meeting. On the record date, there were 57,366,616 shares of common stock entitled to vote.

         You will have one vote for each share of common stock held by you on the record date.

          In order to have a meeting it is necessary that a quorum be present. The presence in person or by proxy of the holders of one-third of the outstanding shares of common stock is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal.

         The affirmative vote of the holders of a majority of the shares present or represented at the meeting in which a quorum is present that actually vote for or against the matter is required. Directors are elected by a plurality vote, meaning that the nineteen (19) nominees receiving the highest number of votes FOR will be elected as directors.

         George B. Kaiser currently owns approximately 67.7% of the outstanding common stock and plans to vote in person at the meeting.

SOLICITATION OF PROXIES

           We are paying for all our costs incurred in soliciting proxies for the annual meeting. In addition to solicitation by mail, we may use our directors, officers and regular employees to solicit proxies by telephone or otherwise. These personnel will not be specifically compensated for these services. We will pay persons holding shares of common stock for the benefit of others, such as nominees, brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to the beneficial owner.

ANNUAL REPORT

         Our Annual Report to Shareholders, covering the fiscal year ended December 31, 2003, including audited financial statements, is enclosed. No parts of the Annual Report are incorporated in this Proxy Statement or are deemed to be a part of the material for the solicitation of proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of March 1, 2004, there were 57,366,616 shares of common stock issued and outstanding. Mr. Kaiser is the only shareholder known by BOK Financial to be the beneficial owner of more than five percent (5%) of its outstanding common stock. The following table sets forth, as of March 1, 2004, the beneficial ownership of common stock of BOK Financial, by each director and nominee, the chief executive officer (Mr. Lybarger) and the four other executive officers named in the Summary Compensation Table appearing at page 14 below, and, as a group, all of such persons and other executive officers not named in the table.

                                  Amount and Nature of
Name of Beneficial Owner         Beneficial Ownership(1)    Percent of Class(2)
------------------------         --------------------       ----------------

C. Fred Ball, Jr.                       46,772(3)              *
Sharon J. Bell                          82,421(4)              *
Steven G. Bradshaw                      39,973(5)              *
Joseph E. Cappy                          2,587(6)              *
Paula Marshall-Chapman                     204                 *
Luke R. Corbett                          1,730(7)              *
William E. Durrett                     117,231(8)              *
Robert G. Greer                         26,731(9)              *
David F. Griffin                        37,811(10)             *
V. Burns Hargis                         44,550(11)             *
E. Carey Joullian, IV                    5,846(12)             *
George B. Kaiser                    43,346,510(13)           67.7%
Judith Z. Kishner                            0                 *
David L. Kyle                            1,739                 *
Robert J. LaFortune                    137,747                 *
Stanley A. Lybarger                    228,384(14)             *
Steven J. Malcolm                          441                 *
Steven E. Moore                          1,912                 *
W. Jeffrey Pickryl                      33,469(15)             *
James A. Robinson                       32,662                 *
L. Francis Rooney, III                 736,392(16)            1.3

All directors, nominees and         44,925,112               70.0
executive officers as a group
(21 persons including the above)

* Less than one percent (1%)

(1) Except as otherwise indicated, all shares are beneficially owned and the sole investment and voting power is held by the person named.

(2) All percentages are rounded to the nearest tenth, and are based upon the number of shares outstanding as of the date set forth above. For purposes of computing the percentages of the outstanding shares owned by the persons described in the table, any shares such persons are deemed to own by having a right to acquire such shares by exercise of an option are included, but shares acquirable by other persons by the exercise of stock options are not included.

(3) Includes options to purchase 26,744 shares of BOKF common stock immediately exercisable. Also includes 4,000 shares owned by Mr. Ball and Charlotte Ball, 5,114 shares owned by C. Fred Ball, Jr. IRA, and 4,028 shares held in the BOk Thrift Plan.

(4) Includes 2,710 shares owned by spouse. Also includes (i) 17,903 shares owned by the J. A. Chapman and Leta M. Chapman Trust (1949), of which Ms. Bell is individual trustee, and 20,708 shares owned by the Leta McFarlin Chapman Trust (1974), of which Ms. Bell is co-trustee.

(5) Includes options to purchase 32,986 shares of BOKF common stock immediately exercisable. Also includes 506 shares held in the BOk Thrift Plan.

(6)  All shares are indirectly owned by Joseph E. Cappy Trust.

(7)  All shares are indirectly owned by Lucius R. Corbett Trust.

(8) Includes 555 shares indirectly owned by Mr. Durrett and Barbara J. Durrett, 4,895 shares indirectly owned by Durrett Family L.P., 108,969 shares indirectly owned by American Fidelity Assurance Company, 1,089 shares indirectly owned by CPROP, INC., 194 shares indirectly owned by CELP, and 1,529 shares indirectly owned by CAMCO.

(9) Includes options to purchase 441 shares of BOKF common stock immediately exercisable. Also includes 7,829 shares indirectly owned by Robert G. Greer, IRA, and 6,039 shares owned by Mr. Greer's spouse, Joan Philen Greer.

(10) Includes 37,665 shares indirectly owned by Doppler Investments, L.P.

(11) Includes options to purchase 38,824 shares of BOKF common stock immediately exercisable. Also includes 1,184 shares held in the BOk Thrift Plan.

(12) Includes 2,600 shares owned by Joullian & Co., Inc. Also includes 578 shares indirectly owned as trustee for E. C. Joullian V, 578 shares indirectly owned as trustee for Laura L. Joullian and 578 shares indirectly owned as trustee for Ann P. Joullian.

(13) Mr. Kaiser's address is P. O. Box 21468, Tulsa, OK 74121-1468. Includes 6,706,744 shares which Mr. Kaiser may acquire through conversion of 249,490,880 shares of BOK Financial Series A Preferred Stock. Shares of Series A Preferred Stock may be converted to Common Stock at any time at the option of the holder, at a ratio of 1 share of Common Stock for each
     37.20 shares of Series A Preferred Stock which has been adjusted to account for the two for one stock split which was issued February 22, 1999 and also gives effect to the 1 for 100 reverse stock split of Common Stock effected December 17, 1991 and the November 18, 1993, November 17, 1994, November 27, 1995, November 27, 1996, November 26, 1997, November 25, 1998, October
     18, 1999,  May 18, 2001, May 13, 2002 and May 15, 2003 BOKF 3% Common Stock
     Dividends payable by the issuance of BOKF Common Stock.

(14) Includes options to purchase 105,865 shares of BOKF Common Stock immediately exercisable. Also includes 22,389 shares indirectly owned by Marcia Lybarger Living Trust, 7,519 shares indirectly owned by Stanley A. Lybarger, IRA, and 23 shares held in the BOk Thrift Plan.

(15) Includes options to purchase 18,771 shares of BOKF common stock immediately exercisable and 3,556 shares held in the BOk Thrift Plan.

(16) Includes 171,768 shares indirectly owned by Manhattan Construction Company, 506 shares held in L.F. Rooney IRA, 557,080 shares indirectly owned by L.F. Rooney Trust, 144 shares indirectly owned by Kathleen Rooney IRA, and 2,600 shares indirectly owned by Kathleen Rooney Trust, L.F. Rooney Trust 2 of which Kathleen Rooney is individual trustee.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

NOMINEES AND VOTE REQUIRED TO ELECT NOMINEES

         A board of nineteen (19) directors is to be elected at the annual meeting. The nineteen (19) nominees for director who receive the highest number of affirmative votes of the shares voting shall be elected as directors. You may vote the number of shares of common stock you own for up to nineteen (19) persons. Unless you otherwise instruct by marking your proxy card, the proxy holders will vote the proxies received by them FOR the election of each of the nineteen (19) nominees named below.

          If at the time of the annual meeting any of the nominees is unwilling or unable to serve, all proxies received will be voted in favor of the remainder of those nominated and for such substitute nominees, if any, as shall be designated by the board and nominated by any of the proxies named in the enclosed proxy form. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

TERM OF OFFICE

          The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until his successor has been elected and qualified.

FAMILY RELATIONSHIPS

         There are no family relationships by blood, marriage or adoption between any director or executive officer of the company and any other director or executive officer of the company.

INFORMATION ABOUT NOMINEES

         Certain information concerning the nominees to the Board of Directors of the company is set forth below based on information supplied by the nominees. All information is as of March 1, 2004. All references in this Proxy Statement to "BOk" shall mean Bank of Oklahoma, National Association and all references to "BOT" shall mean Bank of Texas, National Association, both of which are banking subsidiaries of BOK Financial Corporation.


                                                             Principal Occupation, Business                       First Year
                                                          Experience During Last 5 Years, and                      Became a
Name                              Age                   Directorships of Other Public Companies                    Director


C. Fred Ball, Jr.                  59     Chairman  of BOT;  previously,  Mr. Ball  served as  Executive  Vice       1999
                                          President  of Comerica  Bank-Texas  and later  President of Comerica
                                          Securities,  Inc.,  where he was  employed  from 1991 until  joining
                                          Bank of Texas in 1997.

Sharon J. Bell                     52     Attorney and Managing  Partner,  Rogers and Bell (Tulsa,  Oklahoma);       1993
                                          Trustee and General Counsel,  Chapman-McFarlin Interests; formerly a
                                          Director  and  President  of Red  River  Oil  Company  (oil  and gas
                                          exploration and development).


Joseph E. Cappy                    69     Retired  Chairman  and Chief  Executive  Officer  of Dollar  Thrifty       2001
                                          Automotive Group (holding company that rents  automobiles to leisure travelers through its subsidiaries,  Dollar Rent A Car Systems, Inc.
                                          and Thrifty  Rent-A-Car  System,  Inc.);  former Vice  President  of
                                          DaimlerChrysler   Corporation   beginning   in   August   1987  with
                                          responsibility  for rental  car  operations  from  June,  1993 until
                                          December,  1997.  Formerly,  President,  Chief Executive Officer and
                                          Director  of  American  Motors  Corporation  and  General  Marketing
                                          Manager of Ford Motor Company's Lincoln-Mercury Division.

Paula Marshall-Chapman             50     Chief Executive Officer, The Bama Companies,  Inc. (manufacturer and       2003
                                          marketer of food products);  Ms. Marshall-Chapman is also a director of Helmerich and Payne,  Inc. (oil and gas drilling  contractor) and
                                          American Fidelity  Corporation  (insurance holding company).  She is also a former director of the Federal Reserve Bank of Kansas City.

Luke R. Corbett                    57     Chairman  and Chief  Executive  Officer  of  Kerr-McGee  Corporation       1999
                                          (energy and inorganic  chemical  company).  Mr. Corbett was formerly
                                          President and Chief Operating Officer of Kerr-McGee Corporation.

William E. Durrett                 73     Senior  Chairman  of the Board and  Director  of  American  Fidelity       1991
                                          Corporation (insurance holding company), and American Fidelity
                                          Assurance Company (a registered investment advisor). Mr. Durrett is also a director of Oklahoma Gas & Electric Company and past Chairman of the Board of Integris Health.

Robert G. Greer                    69     Vice  Chairman,  BOT;  formerly  Chairman  of  the  Board,  Bank  of
                                          Tanglewood,  N.A.,  since 1996;  Chairman of the Board of Tanglewood       2003
                                          Bank,  N.A. and Vice Chairman of the Board of Northern Trust Bank of
                                          Texas; Mr. Greer is also a director for Jefferson-Pilot  Corporation and its subsidiary (Jefferson-Pilot Financial) since 1975.

David F. Griffin                   38     President,  Griffin  Communications,  L.L.C.  (owns and operates CBS       2003
                                          affiliated television stations in Oklahoma); formerly President and
                                          General Manager, KWTV-9 (Oklahoma City).

V. Burns Hargis                    58     Vice  Chairman,  BOK Financial  and BOk and Director of BOSC,  Inc.;       1993
                                          formerly,  Attorney and Shareholder of the law firm of McAfee & Taft
                                          (Oklahoma City, Oklahoma).

E. Carey Joullian, IV              43     President and Chief  Executive  Officer of Mustang Fuel  Corporation       1995
                                          and subsidiaries; President and Manager, Joullian & Co., L.C.


George B. Kaiser                   61     Chairman  of the  Board  of BOK  Financial  and BOk;  President  and       1990
                                          principal owner of Kaiser-Francis  Oil Company  (independent oil and gas exploration and production company),  and Fountains Continuum of
                                          Care, Inc., (senior housing communities).

Judith Z. Kishner                  56     Manager,  Zarrow Family  Office,  L.L.C.;  Secretary and  Treasurer,      Nominee
                                          Anne & Henry Zarrow Foundation; Trustee, Zarrow Families Foundation.

David L. Kyle                      51     Chairman,  President, Chief Executive Officer and Director of ONEOK,       2001
                                          Inc.  (energy  company  engaged in production,  gathering,  storage, transportation,  distribution  and  marketing  of fuels);  formerly, president and Chief Operating  Officer of ONG  Transmission  Company
                                          and   Oklahoma   Natural  Gas   Company;   Director,   American  Gas
                                          Association and Southern Gas Association.

Robert J. LaFortune                77     Self-employed   in  the   investment   and  management  of  personal       1993
                                          financial  holdings.  Mr.  LaFortune  is  also a  director  of  Apco
                                          Argentina, Inc.

Stanley A. Lybarger                54     President  and Chief  Executive  Officer of BOK  Financial  and BOk;       1991
                                          previously  President  of BOk  Oklahoma  City  Regional  Office  and
                                          Executive  Vice President of BOk with  responsibility  for corporate banking.

Steven J. Malcolm                  55     Chairman,  President  and Chief  Executive  Officer of The  Williams       2002
                                          Companies, Inc. (energy holding company); formerly, President and
                                          Chief Executive Officer of Williams Energy Services after serving as senior vice president and general manager of Midstream Gas and Liquids for Williams Energy Services.

Steven E. Moore                    57     Chairman,  President and Chief Executive Officer of OGE Energy Corp.       1998
                                          (holding  company  for  OG&E  Electric  Services,  Enogex  Inc.  and
                                          Origen,  Inc.);   Director,   Oklahoma  City  Chamber  of  Commerce,
                                          Oklahoma State Chamber of Commerce, and Edison Electric Institute.

James A. Robinson                  75     Self-employed   in  the   investment   and  management  of  personal       1993
                                          financial  holdings;  formerly  engaged  in  the  practice  of  law, general counsel for BOk, and banking.

L. Francis Rooney, III             50     Chairman of the Board and Chief Executive Officer,  Rooney Holdings,       1995
                                          Inc.

COMPENSATION OF DIRECTORS

         All non-officer directors of BOK Financial and BOk receive a single retainer of $7,500 per year, payable quarterly in arrears in BOK Financial common stock in accordance with the BOKF Directors Stock Compensation Plan, whether serving on one or more of the boards of directors. Director compensation shares are issued to each director on or before the 15th day following the end of each calendar quarter during which such director served as a member of the Board of Directors of BOK Financial or BOk. The BOKF Directors Stock Compensation Plan further provides that the issuance price for the director compensation shares is the average of the mid-points between the highest price and the lowest price at which trades occurred on NASDAQ on the five trading days immediately preceding the end of the calendar quarter. All non-officer directors also are paid $500 in cash for each board of directors or committee meeting attended (provided only one fee is paid when two or more committees meet contemporaneously) and $1,000 in cash for each committee meeting chaired. No such fees are paid for meetings not attended.

CONTROLLED COMPANY EXEMPTION

         The Board of Directors has determined that BOK Financial is a "controlled company," as defined in Rule 4350(c)(5) of the listing standards of the National Association of Securities Dealers, Inc. ("NASD"), based on Mr. Kaiser's beneficial ownership of approximately 67.7% of the outstanding common stock. Accordingly, BOK Financial is exempt from certain requirements of the NASD listing standards, including the requirement to maintain a majority of independent directors on the Company's Board of Directors and the requirements regarding the determination of compensation of executive officers and the nomination of directors by independent directors.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Risk Oversight and Audit Committee, Independent Compensation Committee and Credit Committee are described below.

Risk Oversight and Audit Committee

         During 2003, the Board of Directors of BOK Financial Corporation had a standing Risk Oversight and Audit Committee (the "Audit Committee") comprised solely of independent directors. The Board of Directors adopted a revised Audit Committee charter that complies with Rule 4350(d)(1) of the NASD listing standards which is attached hereto as Appendix A. The Audit Committee will have the responsibility and authority set forth in Rule 4350(d)(3) of the NASD listing standards under the revised charter. Among other things, the Audit Committee will be responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee will also be directly responsible for the appointment, compensation, retention and oversight of the work of the Company's independent auditors, including the resolution of disagreements between management and the auditors regarding financial reporting. Additionally, the Audit Committee will approve all related party transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K.

         The current members of the Audit Committee are Messrs. Joullian (Chairman), Goodwin, Kyle, LaFortune and Lauinger. The Board of Directors has designated Mr. Joullian as its "audit committee financial expert," as defined in
Item 401(h)(2) of Regulation S-K. Mr. Joullian is an "independent director" as defined in Rule 4200(a)(15) of the NASD listing standards. The Audit Committee held five meetings in fiscal 2003 and intends to meet at least five times in fiscal 2004. The Report of the Audit Committee is on page 10 of this proxy statement.

Independent Compensation Committee

         In December 2002, the Board of Directors established an Independent Compensation Committee, consisting of five independent directors, to administer a performance based compensation plan for senior executives in accordance with the provisions of Section 162(m) of the Internal Revenue Code. The Independent Compensation Committee consists of Messrs. Cappy (Chairman), Corbett, Kyle, Robinson and Rooney. The

Independent Compensation Committee met four times in fiscal 2003 and plans to meet at least four times in fiscal 2004. Except for performance based compensation which is intended to comply with the requirements of Section 162(m), incentive compensation is administered by the Chief Executive Officer and senior management as described in the Report on Executive Compensation found on page 19 of this proxy statement.

Credit Committee

         The purpose of the Credit Committee is to review and report to the Board of Directors regarding the quality of the Company's credit portfolio and trends affecting the credit portfolio. It also oversees the effectiveness and administration of credit-related policies and reviews the adequacy of the allowance for loan losses. The members of the Credit Committee are Messrs. Rooney (Chairman), Cappy, Griffin, Hargis, Harris, Kaiser, Lybarger, Malcolm and Zarrow. The Credit Committee met eleven times during fiscal 2003 and plans to meet at least eleven times in fiscal 2004.

DIRECTOR NOMINATIONS

         While the Board of Directors does not have a standing nomination committee, director candidates identified by management and members of the Board of Directors are discussed at virtually every Board of Directors meeting. The Board has no written policy on qualifications of directors; however, the understood expectation is that directors will have all of the following characteristics: (i) Impeccable integrity; (ii) Strong sense of professionalism; and, (iii) Capability of serving the interests of stockholders, and several of the following characteristics: (i) Prominence in the community; (ii) Significant relations with one of the Company's subsidiary banks; (iii) Ability to represent the views of under-represented constituencies in the Company's market areas;
(iv) Financial analytical skill and expertise; and, (v) Vision for social trends.

          The Board of Directors will consider director candidates recommended by stockholders if provided with the following: (i) evidence in accordance with Rule 14a-8 of compliance with stockholder eligibility requirements; (ii) the written consent of the candidate(s) for nomination as a director and verification as to the accuracy of the biographical and other information submitted in support of the candidate; (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director; and,
(iv) all information regarding the candidate(s) and the submitting stockholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board of Directors. Any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management or other parties are evaluated. The Board of Directors encourages shareholder director candidate recommendations.

          Any stockholder that wishes to present a director candidate for consideration should submit the information identified above pursuant to the procedures set forth below under "Communication with the Board of Directors."

ATTENDANCE OF MEETINGS

         The entire Board of Directors of BOK Financial met four times during 2003. All directors of BOK Financial attended 75% of all meetings of the Board of Directors and committees on which they served, except Messrs. Kyle, Lopez, McPherson and Moore who were unable to attend 75% of the meetings due to business conflicts. Although BOK Financial does not have a policy with respect to attendance by the Directors at the Annual Meeting of Stockholders, Directors are encouraged to attend. Twenty-two of the twenty-four members of the Board of Directors attended the 2003 Annual Meeting of Stockholders. The Board of Directors intends to meet at least four times in 2004.

INDEPENDENT DIRECTOR MEETINGS

         The Board of Directors has adopted a policy of regularly scheduled executive sessions where independent directors will meet separate from management. The independent directors plan to meet in executive session after all regularly scheduled Board of Director meetings. The independent Directors held no executive sessions during 2003. The presiding Director at the executive sessions is Mr. Kaiser. Shareholders of the Company may communicate their concerns to the non-management Directors in accordance with the procedures described below under "Communications with the Board of Directors."

COMMUNICATION WITH THE BOARD OF DIRECTORS

         The Board of Directors of BOK Financial believes that it is important for stockholders to have a process to send communications to the Board. Accordingly, stockholders who wish to communicate with the Board of Directors, or a particular Director, may do so by sending a letter to the Investor Relations Manager of BOK Financial at P.O. Box 2300, Tulsa, Oklahoma 74192. The mailing envelope should contain a clear notation indicating that the enclosed letter is a "Stockholder-Board Communication" or "Stockholder-Director Communication." Such letters should identify the author as a stockholder and state whether the intended recipients are all members of the Board of Directors or certain specified individual Directors. The Investor Relations Manager and the General Counsel will independently review the content of the letters. Communications which are constructive suggestions for the conduct of the business or policies of the Company will be promptly delivered to the identified Director or Directors. Communications which are complaints about specific incidents involving banking or brokerage service will be directed to the appropriate business unit for review. Director nominations will be reviewed for compliance with the requirements identified in the section of this proxy entitled "Director Nominations", and if meeting such requirements, promptly forwarded to the Director or Directors identified in the communication.

REPORT OF THE RISK OVERSIGHT AND AUDIT COMMITTEE

         The Risk Oversight and Audit Committee (the "Audit Committee") oversees BOK Financial Corporation's (the Company's) financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee discussed and reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

         The Committee discussed and reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States, including Statement of Auditing Standards No. 61, Communications with Audit Committees. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board as required by Independence Standards Board Standard No. 1. The Committee has also considered whether any non-audit services performed by the independent auditors is compatible with maintaining the auditor's independence.

         The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the results of the Company's financial reporting.

         Each of the members of the Audit Committee qualifies as an "independent" Director under the current listing standards of the National Association of Securities Dealers (NASD). The Board of Directors appointed E. Carey Joullian IV as the "audit committee financial expert."

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended the selection of the Company's independent auditors.

AUDIT COMMITTEE:

E. Carey Joullian IV, Chairman
James O. Goodwin
David L. Kyle
Robert J. LaFortune
Philip C. Lauinger, Jr.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

     Audit Fees

         Fees paid to Ernst & Young, LLP ("EY") for the audit of the annual consolidated financial statements included in BOK Financial's Annual Report on Form 10-K, for the review of the consolidated financial statements included in BOK Financial's Forms 10-Q for the quarters included in the years ended December 31, 2003 and 2002 and for the audit function, were $573,400 and $480,000 respectively.

     Audit-related Fees

         Fees paid to EY for the audit of BOK Financial's employee benefit plans, system conversion and other audit related functions were $165,495 and $63,000 respectively, for the years ended December 31, 2003 and 2002.

     Tax Fees

         Fees paid to EY associated with tax return preparation and tax planning were $60,950 and $74,277 respectively, for the years ended December 31, 2003 and 2002.

     All Other Fees

         Fees paid to EY were $4,500 for each of the years ended December 31, 2003 and December 31, 2002.

         The Audit Committee has also met and discussed with management and with its legal and accounting advisors the new rules and regulations under the Sarbanes-Oxley Act of 2002 and related SEC and Nasdaq rules. Such rules require that the Audit Committee pre-approve all audit and non-audit services provided by the Company's independent auditor. The Audit Committee has adopted a formal policy on auditor independence requiring the approval by the Audit Committee of all professional services rendered by BOK Financial's independent auditor prior to the commencement of the specified services. Since these rules became effective, 100% of the services described in "Audit Fees", "Audit-Related Fees," "Tax Fees" and "All Other Fees" were approved by the Audit Committee in accordance with BOK Financial's formal policy on auditor independence and approval of fees.

                               EXECUTIVE OFFICERS

     Certain information concerning the executive officers of BOK Financial, BOk, BOT, Bank of Albuquerque, N.A., Bank of Arkansas, N.A., Colorado State Bank and Trust, N.A. and BOSC, Inc. is set forth below:

         C. Fred Ball, Jr., age 59, is Chairman and Chief Executive Officer of the Bank of Texas and is responsible for all banking activities in the State of Texas for BOKF. Before joining Bank of Texas in 1997, he was Executive Vice President of Comerica Bank-Texas and later President of Comerica Securities, Inc.

         Steven G. Bradshaw, age 44, is Senior Executive Vice President of BOk, Manager of Consumer Banking & Wealth Management and Chairman of BOSC, Inc. Before joining BOk Financial, Mr. Bradshaw spent six years managing the brokerage operation at Sooner Federal. Mr. Bradshaw has been with BOK for 11 years.

         Jeffery R. Dunn, age 41, is Chairman, President and Chief Executive Officer of Bank of Arkansas. Prior to becoming President of Bank of Arkansas, he served as Senior Vice President of Commercial Lending. He has been with BOK Financial for 14 years.

         Paul M. Elvir, age 63, is Executive Vice President and Manager of the BOk Operations and Technology Division. Mr. Elvir began working for BOk in July, 1997. Previously, Mr. Elvir was President of Liberty Payments Services, Inc. ("LPSI"), a subsidiary of Banc One Services Corporation. Prior to serving as President of LPSI, Mr. Elvir served as an Executive Vice President of Banc One Services Corporation.

         Daniel H. Ellinor, age 42, is Senior Executive Vice President for BOk. Mr. Ellinor joined BOk in 2003. Previously, he served as regional president for Compass Bank in Dallas, where he oversaw Compass' North Texas operations. Prior to that time, Mr. Ellinor was Bank of America's market executive for the North Texas Commercial Banking Division.

         Mark W. Funke, age 48, is President, BOk Oklahoma City and Commercial Banking Manager, Oklahoma City. Mr. Funke is also responsible for BOk's Business Banking Group, which manages BOk's statewide small business banking efforts, and all of its Community Banking Offices. He is also responsible for Bank of Arkansas, N.A. and serves as a director. He joined BOk in 1984 as Vice President in the financial institutions department and was named to his current position in 1997. Before joining BOk, he was a commercial lender with Republic Bank in Houston for seven years.

         Robert G. Greer, age 69, is Vice Chairman of BOT. Mr. Greer joined BOT as a result of the acquisition of Bank of Tanglewood, N.A. He is also a director for Jefferson-Pilot Corporation and its subsidiary (Jefferson-Pilot Financial) since 1975. Prior to the merger, Mr. Greer was Chairman of the Board, Bank of Tanglewood, N.A., a position he held beginning in 1996. Prior to 1996, Mr. Greer served as Chairman of the Board of Bank of Tanglewood, N.A. and Vice Chairman of the Board of Northern Trust Bank of Texas.

         V. Burns Hargis, age 58, is Vice Chairman, BOK Financial and BOk and Director of BOSC, Inc. Mr. Hargis joined BOk in November, 1997. Previously, Mr. Hargis was an attorney with the law firm of McAfee & Taft (Oklahoma City, Oklahoma).

         Eugene A. Harris, age 61, is a director and Executive Vice President of BOk, Chief Credit Officer and Manager of the Credit Administration Division. Mr. Harris has been with BOk for 23 years.

         H. James Holloman, age 52, is Executive Vice President of BOk and Manager of the Trust Division. Before joining BOk, he spent 12 years at First Union National Bank in Charlotte, North Carolina. Mr. Holloman has been with BOk since 1985.

         James L. Huntzinger, age 53, is Chief Investment Officer of BOk. Mr. Huntzinger was previously Financial Manager, Capital Markets and Chief Investment Officer of the Trust Division. He has been with BOk since 1982.

         Stacy C. Kymes, age 33, is Senior Vice President and Corporate Controller for BOK Financial. Previously Mr. Kymes served as Chief Auditor of BOK Financial. Mr. Kymes joined BOK Financial in 1996. Prior to joining BOK Financial he was with the public accounting firm of KPMG LLP.

         Stanley A. Lybarger, age 54, is President and Chief Executive Officer of BOK Financial and BOk. Mr. Lybarger has been with BOk for 30 years. Previously, he was President of Bank of Oklahoma's Oklahoma City Regional Office and Executive Vice President of Bank of Oklahoma with responsibility for corporate banking.

         John C. Morrow, age 48, is Senior Vice President and serves as Director of Financial Accounting and Reporting. He joined BOK Financial in 1993. He was previously with Ernst & Young LLP for 10 years.

         Steven E. Nell, age 42, is Executive Vice President and Chief Financial Officer for BOK Financial and BOk. Mr. Nell previously served as Senior Vice President and Corporate Controller for BOK Financial. He joined BOK Financial in 1992. He was previously with Ernst & Young LLP for 8 years.

         W. Jeffrey Pickryl, age 52, is Senior Executive Vice President/Regional Banks for BOK Financial. Mr. Pickryl was previously an Executive Vice President for BOk, responsible for Commercial Banking in Tulsa, as well as statewide energy and real estate lending. Before joining BOk in 1997, he was president and Chief Credit Officer for Liberty Bancorp, Inc., where he worked for 14 years and Trust Company of Tulsa, N.A. He had previously worked at Arizona Bank in Phoenix.

         Paul A. Sowards, age 51, is President of Bank of Albuquerque. Before joining Bank of Albuquerque in March 2000, Mr. Sowards was President of Bank of America in New Mexico. Prior to his election as President in New Mexico, Mr. Sowards was Executive Vice President and Commercial Banking Market Manager, responsible for commercial lending, treasury management and capital markets.

         Thomas S. Swiley, age 54, is President and Director of Bank of Texas. Prior to joining Bank of Texas in March 2001, Mr. Swiley was Managing Director and Credit Products Executive, with responsibility for the Southwest region, for Bank of America.

         Gregory K. Symons, age 51, is Chairman and Chief Executive Officer, Colorado State Bank and Trust and is responsible for commercial banking. He previously served as Chairman and Chief Executive Officer of Bank of Albuquerque and was responsible for commercial banking in New Mexico. He previously served as a Senior Vice President for BOk. Mr. Symons has been with BOK Financial for 27 years.

         James F. Ulrich, age 52, is Chairman and Chief Executive Officer for Bank of Albuquerque. Before assuming his current position, Mr. Ulrich served as Senior Vice President, Investor Relations and Mergers and Acquisitions. Prior to that time, Mr. Ulrich served as director of Human Resources and Manager, Tulsa Metropolitan Commercial Lending Department. Mr. Ulrich has been with BOK Financial since 1987.

         All executive officers serve at the pleasure of the Board of Directors. Messrs. Ball, Hargis, and Lybarger have employment agreements which are discussed below on page 18.

                             EXECUTIVE COMPENSATION

         The following table sets forth summary information concerning the compensation of those persons who were, at December 31, 2003, (i) the Chief Executive Officer and (ii) the four other most highly compensated executive officers of the Company. These five officers are hereafter referred to collectively as the "Named Executive Officers."

                           Summary Compensation Table (1)

                                                    Annual Compensation                                Long Term Awards (2)
                                       -----------------------------------------------    --------------------------------------
          Name and                                                                       Restricted
     Principal Position                                                Other Annual     Stock Awards   Options/           All
     ------------------                                                                    --------                      Other
                                Year    Salary ($)     Bonus ($)     Compensation ($)      ($)(3)      SARs (#)     Compensation (4)
                                ----   -----------     ---------     ----------------      ---         --------        ---------


Stanley A. Lybarger            2003       $625,000       $375,000       $1,619,417(5)     $1,022,490      111,676       $22,000
President & Chief Executive
Officer, BOK  Financial and
BOk
                               2002        625,000        175,000        1,311,889                 0       16,568        22,000
                               2001        475,000        150,000          870,648                 0       61,574        18,700

C. Fred Ball, Jr.              2003        270,000        120,000          605,841                 0       29,007        22,000
Chairman and Chief Executive
Officer, Bank of Texas, N.A.
                               2002        270,000        145,000          190,451                 0       40,199        22,000
                               2001        255,000        130,000                0                 0       36,018        18,700

Steven G. Bradshaw             2003        280,000        100,000          197,772           140,009       18,151        14,870
Senior Executive Vice
President, Consumer Banking
and Wealth Management, Bank
of Oklahoma
                               2002        195,000         90,000          145,405                 0       19,660        14,000
                               2001        180,000         60,000           79,916                 0       16,938        13,600

V. Burns Hargis                2003        285,000         70,000          209,553                 0       25,232        22,000
Vice Chairman, BOK Financial
and BOk
                               2002        273,500         65,000           84,271                 0       19,596        19,800
                               2001        265,225         65,000           39,943                 0       18,167        15,470

W. Jeffrey Pickryl             2003        325,000        125,000          235,035                 0       40,984        20,000
Senior Executive Vice          2002        218,000        130,000          113,257                 0       28,612        20,000
President, Regional Banks      2001        210,000        125,000          161,139                 0       24,629        17,000
for BOK Financial



1    No Long Term  Incentive  Plan payouts  were made in 2001,  2002 or 2003 and
     therefore   no  columns  are   included  for  such  items  in  the  Summary
     Compensation Table.

2 After giving effect to November 18, 1993, November 17, 1994, November 27, 1995, November 27, 1996, November 26, 1997, November 25, 1998, October 18,
     1999, May 1, 2001, May 13, 2002 and May 15, 2003 3% BOK Financial common stock dividends payable in kind in BOK Financial common stock.

3 Represents performance shares in the form of restricted stock issued pursuant to the BOK Financial 2003 Executive Incentive Plan ("Incentive Plan"). Performance shares vest only on the fifth anniversary of the last day of the year for which the shares were issued. Shares may not be sold until three years after the shares vest unless, following such sale, the executive would own that number of shares of BOK Financial common stock provided for in any Executive Management BOKF Common Stock Ownership Guidelines which may be established by the Independent Compensation Committee. The number of performance shares issued in any one year may be increased or decreased based upon two performance measures: 1) Company earnings per share measured against peer group earnings per share and 2) business unit actual controllable value added measured against business unit planned controllable value added and attainment of individually established goals; provided however, that the performance measure for the Chief Executive Officer is based solely on the earnings per share measure. Pre-established performance targets and goals are determined by the Independent Compensation Committee and target achievement measure is based upon a trailing three year average. Individual executive performance shares may be increased in an amount not to exceed 50% of target compensation and decreased to 0% of target compensation based upon a Long Term Incentive matrix established by the Independent Compensation Committee. The determination of whether the number of shares will be increased or decreased for any fiscal year will be determined on the second anniversary of the end of the year in respect of which the performance shares were issued. The value of the performance shares is based upon the market price of BOK Financial common stock on the date of grant.

4 Amounts shown in this column are derived from the following: (i) Mr. Lybarger, $10,200, 2001; $12,000, 2002; $12,000, 2003 - Company payment to the defined benefit plan which is further described on page 17 of this proxy ("DBP"); $8,500, 2001; $10,000, 2002, $10,000, 2003 - Company
     matching contributions to 401(K) Thrift Plan which is further described on page 18 of this proxy ("DCP"); (ii) Mr. Ball, $13,600, 2001; $16,000, 2002;
     $16,000, 2003 - DBP $5,100, 2001; $6,000, 2002; $6,000, 2003 - DCP; (iii)
     Mr. Bradshaw, $6,800, 2001; $7,650, 2002; $8,000, 2003 - DBP; $6,800, 2001;
     $7,650, 2002; $8,000, 2003 - DCP; (iv) Mr. Hargis, $12,750, 2001; $15,000,
     2002; $16,000, 2003 - DBP; $2,720, 2001; $4,800, 2002; $6,000, 2003 - DCP;
     and (v) Mr. Pickryl, $11,900, 2001; $14,000, 2002; $14,000, 2003 - DBP;
     $5,100, 2001; $6,000, 2002; $6,000, 2003 - DCP.

5 Represents stock option exercise income which has been deferred at the election of Mr. Lybarger.


The following table sets forth certain information concerning stock options granted to the Named Executive Officers for services rendered during the 2003 fiscal year. (1)

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                         Exercise or       % of Total Options/SARs                    Total Grant
                           Grant       Options/SARs      Base Price         Granted to Employees        Expiration   Date Present
Name                         No.       Granted (#)(1)      ($/Sh)(2)           in Fiscal Year              Date         Value $(3)
----                         ---       -----------         ------              --------------              ----         -------

Stanley A. Lybarger           1            8,530           $38.33                    0.96  %               (2)          $ 40,176
                              2            8,039            38.78                    0.90                  (2)            38,828
                              3            7,805            38.55                    0.88                  (2)            37,464
                              4           48,780  (4)       38.87                    5.49                  (2)           438,532
                              5           38,522  (5)       31.41                    4.33                                264,646

C. Fred Ball, Jr.             1            5,118            38.33                    0.58                  (2)            24,106
                              2            4,181            38.78                    0.47                  (2)            20,194
                              3            3,903            38.55                    0.44                  (2)            18,734
                              4           15,805  (4)       38.87                    1.78                  (2)           142,087

Steven G. Bradshaw            1            1,024            38.33                    0.12                  (2)             4,823
                              2            1,126            38.78                    0.13                  (2)             5,439
                              3            2,342            38.55                    0.26                  (2)            11,242
                              4           13,659  (4)       38.87                    1.54                  (2)           122,794

V. Burns Hargis               1            3,313            38.33                    0.37                  (2)            15,604
                              2            2,894            38.78                    0.33                  (2)            13,978
                              3            2,342            38.55                    0.26                  (2)            11,242
                              4           16,683  (4)       38.87                    1.88                  (2)           149,980

W. Jeffrey Pickryl            1            3,412            38.33                    0.38                  (2)            16,071
                              2            3,055            38.78                    0.34                  (2)            14,756
                              3            2,810            38.55                    0.32                  (2)            13,488
                              4           31,707  (4)       38.87                    3.57                  (2)           285,046

(1) Grant #5, which relates to compensation for 2002, was awarded on March 25, 2003 as a result of the timing of the formation of the Independent Compensation Committee. Options related to compensation for services rendered in 2003 were awarded on four occasions: November 3, 2003 ("Grant #1"); December 2, 2003 ("Grant #2"); December 23, 2003 ("Grant #3"); and, January 7, 2004 ("Grant #4"). All grants were awarded pursuant to the BOKF 2003 Stock Option Plan.

(2)  o    All Grant #1 options vest and become  exercisable on November 3, 2005 and expire 45 days after vesting.

     o All Grant #2 options vest and become exercisable on December 2, 2005 and expire 45 days after vesting.

     o All Grant #3 options vest and become exercisable on December 23, 2005 and expire 45 days after vesting.

     o One-seventh of the Grant #4 options vest and become exercisable on January 7 of each year, commencing on January 7, 2005; provided, however, that no options may be exercised until the performance period ends and the Independent Compensation Committee certifies that the pre-established goals were met. Grant #4 vested options expire three years after vesting.

     o One-seventh of the Grant #5 options vest and become exercisable on March 25 of each year, commencing March 25, 2004; provided, however, that no options may be exercised until the performance period ends and the Independent Compensation Committee certifies that the pre-established goals were met. Grant #5 vested options expire three years after vesting.

(3) Present value at date of grant is based on the Black-Scholes Option Pricing Model adopted for use in valuing exercise stock options based on the following assumptions:

     o Grant #1: 17.8 volatility factor, 1.98% risk free rate of return, $38.33 underlying price, no dividends;

     o Grant #2: 17.8 volatility factor, 2.13% risk free rate of return, $38.78 underlying price, no dividends;

     o Grant #3: 17.8 volatility factor, 2.13% risk free rate of return, $38.55 underlying price, no dividends;

     o Grant #4: 17.8 volatility factor, weighted average 3.33% risk free rate of return, $38.87 underlying price, no dividends.

     o Grant #5: 17.8 volatility factor, weighted average 2.78% risk free rate of return, $31.41 underlying price, no dividends.

     The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the value realized by the named executive will be at or near the value estimated by the Black-Scholes Model.

(4) Grant # 4 Options may be increased or decreased based upon two performance measures: 1) Company earnings per share measured against peer group earnings per share and 2) business unit actual controllable value added measured against business unit planned controllable value added and attainment of individually established goals; provided, however, that the only performance measure for the Chief Executive Officer is the earnings per share measure. Pre-established performance targets and goals are determined by the Independent Compensation Committee and target achievement measure is based upon a trailing three year average. Grant #4 options may be increased in an amount not to exceed 50% of target long term
     compensation   and   decreased  in  amounts  to  0%  of  target  long  term
     compensation based upon a Long Term Incentive matrix established by the Independent Compensation Committee. The determination of whether the number of options will be increased or decreased for any fiscal year will be determined on the second anniversary of the end of the year in respect of which the options were issued.

(5) Grant #5 vested options expire three years after vesting. Grant # 5 Options may be increased or decreased based upon Company earnings per share measured against peer group earnings per share. Pre-established performance targets and goals are established by the Independent Compensation Committee and target achievement measure is based upon a trailing three year average. Grant #5 options may be increased in an amount not to exceed 50% of target compensation and decreased in amounts to 0% of target long term compensation based upon a Long Term Incentive matrix established by the Independent Compensation Committee. The determination of whether the number of options will be increased or decreased for any fiscal year will be determined on the second anniversary of the end of the year in respect of which the options were issued.

         The following table sets forth certain information concerning the exercise of stock options by the Named Executive Officers during fiscal year 2003 and the 2003 fiscal year-end value of unexercised options.

                       AGGREGATED OPTION/SAR EXERCISES IN
                  LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES


                          Shares           Value             Number of Unexercised           Value of Unexercised In the Money
                        Acquired on      Realized                 Options/SARs                          Options/SARs
        Name            Exercise(#)         ($)                  at FY-End (#)                        at FY-End ($)(1)
 -------------------   -------------     ------------    ---------------------------------  ------------------------------------
                                                           Exercisable     Unexercisable      Exercisable         Unexercisable

Stanley A. Lybarger       67,201         $1,619,417(2)      164,662            245,375          $3,691,120          $2,370,561

C. Fred Ball, Jr.         40,850            605,841          35,095            135,858             634,735           1,391,441

Steven G. Bradshaw         9,348            197,772          30,484             68,844             622,758             645,928

V. Burns Hargis           11,862            209,553          36,911             80,930             712,506             755,447

W. Jeffrey Pickryl        13,045            235,035          30,905            116,440             557,775             988,895

----------------------------------

(1) Values are calculated by subtracting the exercise or base price from the fair market value of the stock as of the exercise date or fiscal year-end, as appropriate.

(2) Represents stock option exercise income which has been deferred at the election of Mr. Lybarger.


Defined Benefits Plan

         Certain executives of the Company participate in the BOk Financial Pension Plan (the "Pension Plan"). This plan was established in 1987 as a cash balance defined benefit pension plan and has remained substantially unchanged since its inception. Pension Plan benefits are determined based on a hypothetical account balance that accumulates over time. The account balance grows each year based on a 5.25% interest credit on prior balances plus an annual account addition based on the executive's covered pay, age at plan entry and years of service. The percentage of pay that is added to the executive's account each year, in addition to the 5.25% interest credit on the prior balance, is based on the schedule shown below:

                                                       ANNUAL ADDITION SCHEDULE

                                                                     Years of Service
                              --------------------------------------------------------------------------------------------
Entry Age                         Less than 4         4 but less than 10      10 but less than 15          15 or more
                              --------------------    --------------------    ---------------------     ------------------
Under 30                             2.5%                    3.0%                    3.5%                      4.5%
30 to 34                             3.0%                    3.5%                    4.0%                      5.0%
35 to 39                             4.0%                    4.5%                    5.0%                      6.0%
40 to 44                             5.5%                    6.0%                    6.5%                      7.5%
45 to 49                             6.5%                    7.0%                    7.5%                      8.5%
50 to 54                             7.5%                    8.0%                    8.5%                      9.5%
55 to 59                             8.0%                    8.5%                    9.0%                     10.0%
60 and over                          8.5%                    9.0%                    9.5%                     10.5%


         Covered pay generally includes base salary, shift differential and commissions, but does not include incentive pay and management bonuses. In addition, covered pay is limited by government regulations to no more than $200,000. This $200,000 limit is indexed and will be $205,000 in 2004. All five named executives had their covered pay restricted by this government limit. There is no supplemental plan to make-up benefits lost due to this government restriction.

         The normal retirement age under the plan is age 65. At that time, a participant may receive a lump sum equal to their hypothetical account or an annuity. Various annuity forms are available, but the basic monthly annuity is equal to the hypothetical account divided by 200. This annuity amount increases 5.25% each year and continues for the participant's life. Other actuarially equivalent annuity payment forms are also available.

         The table below indicates the estimated annual basic annuity that will be payable to each executive if they retire at age 65. These amounts are the age 65 value and will increase 5.25% per year for as long as the executive remains alive. The estimates assume that government limits and each executive's pay will increase by 3.5% per year until age 65 and that each executive will remain employed by the Company and covered by the plan until their retirement.

                                             Estimated Annual Basic
         Executive                              Benefit at Age 65
         ------------------------------    ----------------------------

         Stanley A. Lybarger                         $45,236

         C. Fred Ball, Jr.                           $13,947

         Steven G. Bradshaw                          $43,734

         V. Burns Hargis                             $15,875

         W. Jeffrey Pickryl                          $30,900

BOk Thrift Plan

         Employee contributions to the BOk Thrift Plan are matched by the Company up to 5% of base compensation, based on years of service. Participants may direct the investments of their accounts to a variety of options, including BOK Financial common stock.

Employment Agreements

         A perpetual employment agreement is in effect between BOk and Mr. Lybarger. Generally, the agreement provides that Mr. Lybarger will continue to be employed in his present position and at his current rate of compensation. BOk may terminate the employment agreement and be liable for termination benefits not to exceed regular compensation and benefit coverage for twelve months (with termination benefits to be reduced by the amount of compensation received by Mr. Lybarger from other sources during the seventh through twelfth months after termination). In the event of a change of control of BOk, as defined in the employment agreement, Mr. Lybarger has the option, for a period of six months after the change of control, to resign and receive the same termination benefits as described in the preceding sentence in the event of termination by BOk.

         An employment agreement is in effect between BOK Financial and Mr. Hargis. Generally, the agreement provides that Mr. Hargis will be employed by BOK Financial in the position of Vice Chairman for five years from December 1, 2003. BOK Financial may terminate the agreement without cause subject to payment of the agreed annual compensation and benefits for the remaining contract term. If such termination results within one year of a change of control, as defined in the agreement, Mr. Hargis shall receive his current monthly salary times the remaining months in the term of his contract divided by two. If such termination is not within one year of a change of control, Mr. Hargis shall receive salary and benefits for three months from the date of termination.

         An employment agreement between BOT and Mr. Ball provides that Mr. Ball will be employed by BOT as its Chairman and Chief Executive Officer until the agreement is terminated by either BOT or Mr. Ball. BOK Financial may terminate without cause subject to payment of agreed annual compensation and benefits for a period not exceeding twelve months. Mr. Ball may terminate the agreement upon twenty-six days prior written notice.

                        REPORT ON EXECUTIVE COMPENSATION

Independent Compensation Committee

         In December 2002, the Board of Directors established an Independent Compensation Committee consisting of five independent directors, to administer a performance based compensation plan for senior executives in accordance with the provisions of Section 162(m) of the Internal Revenue Code. The current members of the committee are Messrs. Cappy (Chairman), Kyle, Rooney, Robinson and Corbett.

         The purpose of the Independent Compensation Committee is to establish performance goals at the beginning of each fiscal year and award incentive compensation under the BOK Financial Corporation 2003 Executive Incentive Plan, approved by shareholders at the 2003 Annual Meeting of Shareholders. The goals of the Independent Compensation Committee are to help the Company compete with peer institutions in attracting and retaining highly qualified individuals as executive officers, to pay executive officers based upon their contributions to the Company's performance, and to comply with Section 162(m) of the Internal Revenue Code.

         Section 162(m) of the Internal Revenue Code limits deductibility for federal income tax purposes of compensation in excess of $1,000,0000 annually paid to individual executive officers unless certain exceptions, including compensation based on performance goals, are satisfied. The BOK Financial Corporation 2003 Executive Incentive Plan was established and is maintained to comply with the performance-based exception to limits on deductibility of executive officer compensation. The Chief Executive Officer, executives who report directly to the Chief Executive Officer and other selected officers approved by the Independent Compensation Committee may participate.

         During 2003, the Independent Compensation Committee engaged an executive compensation consulting firm to review senior executive management compensation as compared to peer group. This report, along with recommendations from Mr. Lybarger, the Chief Executive Officer, was used by the Independent Compensation Committee to set target compensation, annual performance goals for bonus and long term incentive compensation and manner of payment of long term incentive compensation for each participant on an individual basis. The performance goals for 2003 were based on a combination of (i) Company earnings per share measured against peer group earnings per share and (ii) business unit performance and attainment of individual goals. The Independent Compensation Committee believes that basing executive compensation on earnings per share performance strengthens the alignment of the interests of the executive officers with those of all stockholders, while business unit performance measures promote individual productivity and leadership.

         The Independent Compensation Committee feels that the Company performed exceptionally well as it recorded record earnings in 2003. The Committee believes that the compensation paid during 2003 was fair and reasonable and served the long term interests of the Company.

INDEPENDENT COMPENSATION COMMITTEE

Joseph E. Cappy, Chairman
David L. Kyle
L. Francis Rooney, III
James A. Robinson
Luke R. Corbett

Informal Compensation Committee

         In addition to the performance-based compensation which is intended to comply with the requirements of Section 162(m), the Company employs a wide range of other incentive compensation for its employees including a combination of annual salary, bonuses, pension plans and stock options. Such compensation is designed to attract and retain quality management and reward long term performance of the company. Compensation of the executive officers, other than Mr. Lybarger, has in practice been determined by Mr. Lybarger, the President and Chief Executive Officer, and Mr. Kaiser, the Chairman of the Board. Messrs. Kaiser and Lybarger are directors of the Company and are herein sometimes referred to collectively as the "Informal Compensation Committee." All compensation for fiscal 2003 for Mr. Lybarger was determined by the Independent Compensation Committee.

         With respect to the 2003 fiscal year, the compensation paid to executive officers (other than performance based long term incentive compensation and Mr. Lybarger's compensation) was based on the evaluation by the Informal Compensation Committee of the performance of the Company and the performance of the individual officer. The cash and noncash compensation awarded the executive officers was based on the performance of the Company in meeting the corporate goals established for business development, expansion of market coverage, financial achievement and other areas. The responsibility of each executive officer for the various established corporate goals and the performance in meeting those goals were considered in establishing executive compensation. For fiscal year 2004, the salary, bonus and long term incentive compensation for Mr. Lybarger, and executives that report directly to Mr. Lybarger, will be determined by the Independent Compensation Committee.

     The foregoing report of the Independent Compensation Committee is made by Messrs. Kaiser and Lybarger.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         None of the members of the Independent Compensation Committee were at any time officers or employees of the Company or any of its subsidiaries or had any relationship with the Company requiring disclosure under the Securities and Exchange Commission regulations. Messrs. Kaiser and Lybarger, who make up the Informal Compensation Committee which administers all compensation not intended to comply with Section 162(m), determine the majority of the compensation of the executive officers. See "Report of Executive Compensation" and "Certain Transactions."

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

         The BOKF Common Stock (with non-detachable rights to purchase fifteen additional BOKF Common shares at $0.054625 per share) was registered pursuant to the Securities Exchange Act of 1934 and listed for trading on NASDAQ on September 5, 1991. The BOKF shares traded with the rights attached through October 28, 1991. The BOKF shares traded ex-rights from and after the opening or trading on October 29, 1991. Set forth below is a line graph comparing the change in cumulative shareholder return on the Common Stock of BOK Financial against the cumulative total shareholders return of the NASDAQ Index, the NASDAQ Bank Index, and the KBW 50 Bank Index for the period commencing December 31, 1998 and ending December 31, 2003.*

Comparison of Cumulative Total Return Graph shown here. Data points reflected in indexes below.

============================================================================================================================
                                        12/31/1998     12/31/1999     12/31/2000    12/31/2001     12/31/2002     12/31/2003
============================================================================================================================
BOKF                                       100.00       $ 88.39        $ 92.97      $ 142.13        $ 150.62      $ 185.62
----------------------------------------------------------------------------------------------------------------------------
NASDQ Bank Stocks                          100.00       $ 96.15        $109.84      $ 118.92        $ 121.74      $ 156.62
----------------------------------------------------------------------------------------------------------------------------
KBW 50 Bank                                100.00       $ 96.53        $115.89      $ 111.12        $ 103.29      $ 138.38
----------------------------------------------------------------------------------------------------------------------------
NASDQ (CRSP U.S. Company)                  100.00       $185.43        $111.83      $  88.76        $  61.37      $  91.75
============================================================================================================================

* Graph assumes value of an investment in the Company's Common Stock for each index was $100 on December 31, 1998. The KBW 50 Bank index is the Keefe, Bruyette & Woods, Inc. index, which is available only for calendar quarter end periods. No dividends were paid on BOK Financial Common Stock except
     (i) on November 17, 1993, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of November 9, 1993, payable in kind by the issuance of BOK Financial Stock, (ii) on November 17, 1994, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of November 8, 1994, payable in kind by the issuance of BOK Financial Common Stock,
     (iii) on November 27, 1995, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of November 17, 1995, payable in kind by the issuance of BOK Financial Common Stock, (iv) on November 27, 1996, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of November 18, 1996, payable in kind by the issuance of BOK Financial Common Stock; (v) on November 26, 1997, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of November 17, 1997, payable in kind by the issuance of BOK Financial Common Stock, (vi) on November 25, 1998, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of November 13, 1998, (vii) on October 18, 1999, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of October 5, 1999,
     (viii) on May 18, 2001, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of May 7, 2001, and on May 29, 2002, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of May 13, 2002, (ix) on April 29, 2003, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of May 12, 2003. The graph has been adjusted to reflect a two-for-one Common Stock split in the form of a 100% stock dividend paid on February 22, 1999.

                                INSIDER REPORTING

         Based upon a review of the filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors and executive officers complied during fiscal year 2003 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, with the exception of Jeffrey Dunn, who filed a late report in February 2004 relating to 796 shares sold in May 2003; William Durrett, who filed a late report in February 2004 relating to 10,550 shares gifted by Mr. Durrett in October 2003; Mark Funke who filed a late report in September 2003 relating to 1,000 shares sold in July 2003, filed a late report in November 2003 relating to 1,000 shares sold in November 2003, and filed a late report in December 2003 relating to 275 shares gifted by Mr. Funke in December 2003 and 70 shares gifted by Mr. Funke in December 2003; Burns Hargis filed a late report in February 2004 relating to 11,062 shares sold in December 2003 and 390 shares gifted in December 2003; George Kaiser filed a late report in February 2004 relating to 11,421 shares acquired in April 2003; Gregory Symons filed a late report in February 2004 relating to 140 shares gifted by Mr. Symons on May 14, 2003, 140 shares gifted by Mr. Symons on May 15, 2003, 360 shares gifted by Mr. Symons on May 16, 2003, and 2,631 shares sold in November 2003.
                              CERTAIN TRANSACTIONS

         Certain principal shareholders, directors of the Company and their associates were customers of and had loan transactions with BOK Financial or its subsidiaries during 2003. None of them currently outstanding are classified as nonaccrual, past due, restructured or potential problem loans. All such loans
(i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than normal risk of collectibility or present other unfavorable features at the time the loans were made.

         BOk leases office space in office buildings owned by Mr. Kaiser and affiliates. In 2003, an affiliate of BOK Financial sold Oklahoma State Income Tax Credits to (a) GBK Corporation, an affiliate of George Kaiser, receiving $900,000, (b) Mr. Kaiser, receiving $3,780,000, (c) Emily Kaiser, Mr. Kaiser's daughter, receiving $112,500, (d) Leah Kaiser, Mr. Kaiser's daughter, receiving $112,500, (e) Philip Kaiser, Mr. Kaiser's son, receiving $112,500, (f) Ruth Nelson, Mr. Kaiser's sister, receiving $270,000, (g) Stan Lybarger, receiving $49,500, (h) Burns Hargis, receiving $33,300, and (i) Mark Funke receiving $13,500.

         All transactions described above between BOKF or a subsidiary and Mr. Kaiser or a related entity were approved in advance by a majority of the entire board of BOk or BOKF, as appropriate, (Mr. Kaiser not voting) after review by the Chief Financial Officer.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Ernst & Young LLP, independent public accountants, has been reappointed by the Board of Directors of the Company as independent auditors for the Company to examine and report on its financial statements for 2004. Ernst & Young LLP have been auditors of the accounts of the Company since its inception on October 24, 1990. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                            PROPOSALS OF SHAREHOLDERS

         The Board of Directors will consider proposals of shareholders intended to be presented for action at the Annual Meeting of Shareholders. According to the rules of the Securities and Exchange Commission, such proposals shall be included in the Company's Proxy Statement if they are received in a timely manner and if certain other requirements are met. For a shareholder proposal to be included in the Company's Proxy Statement relating to the 2005 Annual Shareholders' Meeting, a written proposal complying with the requirements established by the Securities and Exchange Commission must be received at the Company's principal executive offices, located at Bank of Oklahoma Tower, Tulsa, Oklahoma 74172, no later than December 1, 2004.

                                  OTHER MATTERS

         Management does not know of any matters to be presented for action at the meeting other than those listed in the Notice of Meeting and referred to herein. If any other matters properly come before the meeting, it is intended that the Proxy solicited hereby will be voted in accordance with the recommendations of the Board of Directors.

         COPIES OF THE ANNUAL REPORT ON FORM 10-K AND OTHER DISCLOSURE STATEMENTS FOR BOK FINANCIAL CORPORATION MAY BE OBTAINED WITHOUT CHARGE TO THE SHAREHOLDERS BY WRITING TO THE CHIEF FINANCIAL OFFICER, BOK FINANCIAL CORPORATION, P. O. BOX 2300, TULSA, OKLAHOMA 74192, OR VIA E-MAIL OR THROUGH THE BOKF WEBSITE LOCATED AT HTTP://WWW.BOKF.COM.

         THE COMPANY MAKES AVAILABLE ITS PERIODIC AND CURRENT REPORTS, FREE OF CHARGE, ON ITS WEB SITE AS SOON AS REASONABLY PRACTICABLE AFTER SUCH MATERIAL IS ELECTRONICALLY FILED WITH, OR FURNISHED TO, THE SEC AT HTTP://WWW.BOKF.COM.

                                   Exhibit "A"

                                     CHARTER
                            BOK Financial Corporation
                       Risk Oversight and Audit Committee

Charter

This charter governs the operations of the Risk Oversight and Audit Committee (the Committee) of BOK Financial Corporation (the Company). The Committee shall discuss and review and reassess the charter at least annually and shall submit proposed changes to the board of directors for approval.

                               COMMITTEE STRUCTURE

The Committee shall be appointed by the board of directors and shall be comprised of at least three directors, each of whom are independent of management and the Company . Members shall serve annual terms and shall elect the Chairman of the Committee. The board of directors may at any time, and in its sole discretion, replace a Committee member. Each member of the Committee shall meet the independence and experience requirements of the NASDAQ Stock Market (NASDAQ), the Securities Exchange Act of 1934 (the Exchange Act) and the rules and regulations of the Securities and Exchange Commission (SEC). At least one member shall have the accounting or related financial management expertise necessary to be designated the "audit committee financial expert" as defined by the SEC and shall be so designated by the board of directors.

                               COMMITTEE MEETINGS

The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Committee shall maintain minutes and other relevant documentation of all its meetings. A simple majority of the members of the Committee shall form a quorum and govern.

                               STATEMENT OF POLICY

The Committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the risk management function, the loan review function, the appraisal review function, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors, risk management, loan review, appraisal review, compliance and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. The Committee shall have the authority to engage, without approval from the board of directors, independent legal, accounting, and other advisors as it deems necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Committee, to compensate the independent auditor, outside legal counsel, or any other advisors employed by the Committee, and to pay ordinary Committee administrative expenses that are necessary and appropriate in carrying out its duties.

                         RESPONSIBILITIES AND PROCESSES

         Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements and for reviewing the Company's unaudited interim financial statements. One of the responsibilities of the Committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. It is also the responsibility of the Committee to oversee the Company's risk management, loan review, appraisal review, and compliance processes. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures. In performing the duties of a director, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data in each case, prepared or presented by:

1. one or more officers or employees of this Company whom the director believes to be reliable and competent as to the matters presented; and,

2. counsel, independent accountants, or other persons, within or without the Company, as to matters which the director believes to be within such person's professional or expert competence.

         The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

o The Committee shall be directly responsible for the appointment and termination, compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting. The Committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to the Chairman of the Committee. The decisions of the Chairman must be presented to the full Committee at its next scheduled meeting. At least annually, the Committee shall obtain and review a report by the independent auditors describing:

           o     The Company's internal quality control procedures.

           o Any material issue raised by the most recent internal quality control review, or peer review, of the Company, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

           o All relationships between the independent auditors and the Company (to assess the auditor's independence).

o In addition, the Committee shall require that the hiring of employees or former employees of the independent auditors meet the SEC regulations and the NASD listing standards and shall assure the regular rotation of the lead audit partner as required by Section 10(A)(j) of the Exchange Act.

o The Committee shall receive regular reports from the independent auditor on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management. The Committee shall review management's assertion of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors' reports on management's assertion.

o The Committee shall discuss with the independent auditors and then disclose the matters required to be discussed and disclosed by SAS 61, including any difficulties the independent auditors encountered in the course of the audit work, any restrictions on the scope of the independent auditors' activities or on access to requested information, and any significant disagreements with management. The Committee shall ascertain annually from the independent auditors whether the Company has issues under Section 10A(b) of the Exchange Act.

o The Committee shall discuss with the internal auditors, risk management, loan review, appraisal review, compliance and the independent auditors the overall scope and plans for their respective work. Also, the Committee shall discuss with management, risk management, loan review, appraisal review, compliance, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs.

o The Committee or its designate shall discuss and review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under auditing standards generally accepted in the United States. The chair of the Committee may represent the entire Committee for the purposes of this review. Additionally, the chair of the Committee will represent the entire Committee for the purpose of discussing and reviewing the Company's "earnings release" information with the independent auditors, internal auditor, and management prior to the actual release of earnings to the public. The Chair shall report such matters to the full Committee at the next meeting.

o The Committee shall discuss and review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters communicated to the Committee by the independent auditors under auditing standards generally accepted in the United States.

o The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

o The Committee shall review and approve all related party transactions. The Committee shall receive corporate attorney's reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

o The Committee also prepares its report to be included in the Company's annual proxy statement, as required by SEC regulations.

o The Committee shall oversee the Company's risk management and compliance processes. This shall include the review and approval of significant risk policy limits and related exceptions. The Committee shall discuss and review the reports of examination by regulators and the related management responses. In addition, the Committee shall discuss and review and approve significant Capital Markets policies, including Municipal Securities Rulemaking Board (MSRB) and Government Securities Act (GSA) policies.

o The Committee shall oversee the internal loan review function and discuss and review all internal loan review reports. In addition, the Committee shall oversee the internal real estate appraisal review function and discuss and review summary reports and reports of any "internally adjusted values."